UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 15, 2010
GAMESTOP CORP.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
1-32637	20-2733559
(Commission File Number)	(I.R.S. Employer Identification No.)
625 Westport Parkway, Grapevine, Texas	76051
(Address of Principal Executive Offices)	(Zip Code)
(817) 424-2000
(Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 15, 2010, GameStop Corp. (the “Company”) issued a press release announcing that its Board of Directors has authorized $500 million in additional repurchase funds of which $300 million will be used in the Company’s share repurchase plan and $200 million will be used to retire the Company’s Senior Notes due 2012. This program is incremental to the initial $300 million stock repurchase plan announced in January 2010 and completed in the Company’s second fiscal quarter of 2010.

Under the repurchase program, the Company may purchase the Company’s Senior Notes due 2012 and/or shares of issued and outstanding Class A Common Stock, par value $0.001 per share, through open market purchases, debt calls or privately negotiated transactions in compliance with Securities and Exchange Commission regulations and other legal requirements. The timing and actual amount of debt or share repurchases will depend on several factors including price, capital availability and other market conditions. This repurchase program does not have any specific limitations and may be suspended or terminated at any time.

A copy of the press release issued by the Company on September 15, 2010 announcing the foregoing is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release, dated September 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.

Date:	September 15, 2010	By:	/s/ Robert A. Lloyd
Robert A. Lloyd
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated September 15, 2010.